                                                                      EXHIBIT 21


                 The following table sets forth certain information, as of March 23, 1994, with respect to the subsidiaries of the Company, other than certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                                   Percentage of
                                                                   voting securities       State or other
                                                                   owned by its            jurisdiction in
                                                                   immediate parent        which incorporated
                                                                   -----------------       ------------------
 Subsidiaries of the Company:
     Haifa Chemicals Ltd.                                              100%  (1)               Israel
         Haifa Chemicals South, Ltd.                                   100%                    Israel
         Hi-Chem (UK) Ltd.                                             100%                    United Kingdom
         Hi-Chem S.A.                                                  100%                    Belgium
         Fertilizantes Quimicos, S.A.                                  100%                    Spain
         Hi-Agri S.R.L.                                                100%  (2)               Italy
         Duclos International S.A.                                      80%                    France
     Eddy Potash, Inc.                                                 100%                    Delaware
     Nine West Corporation                                             100%                    Delaware
         Cedar Chemical Corporation                                    100%                    Delaware
              New Mexico Potash Corporation                            100%                    New Mexico
              Vicksburg Chemical Company                               100%                    Delaware

_____________________________


(1)      Including approximately 7% owned by Trans-Resources (Israel) Ltd.

(2)      Including approximately 5% owned by Haifa Chemicals South, Ltd.





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